UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 16, 2013

LEXMARK INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14050	06-1308215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
(Address of Principal Executive Offices) (Zip Code)

(859) 232-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 16, 2013, Lexmark International, Inc., a Delaware corporation (“Lexmark”) completed its acquisition of Saperion AG, a German stock corporation (“Saperion”) pursuant to the terms of a Share Purchase and Assignment Agreement (the "Agreement") by and among Lexmark International Technology, S.A., a Switzerland joint stock company and wholly-owned subsidiary of Lexmark (“LITSA”), the shareholders of Saperion (“Sellers”), and a representative of the Saperion shareholders, as Sellers’ Representative.

Pursuant to the Agreement, LITSA paid approximately $72 million in cash to acquire 100% of the issued and outstanding shares of Saperion.  Approximately $6.7 million of the consideration was placed in escrow for a period of 18 months following the closing to secure indemnification obligations of Sellers relating to the accuracy of representations and warranties and the satisfaction of covenants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexmark International, Inc.
(Registrant)

September 16, 2013

By: /s/ Robert J. Patton
Robert J. Patton
Vice President, General Counsel and Secretary